UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

OXIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-8092	94-1620407
(Commission File Number)	(I.R.S. employer identification No.)

6040 N. Cutter Circle, Suite 317

Portland, OR 97217-3935

(Address of Principal Executive Office, Including Zip Code)

(503) 283-3911

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On June 3, 2004, OXIS International, Inc., a Delaware corporation (the “Company”), issued the attached press release announcing that it has secured a $1.2 million loan from Axonyx Inc., its controlling stockholder. The loan transaction documents included a loan agreement, promissory note and security agreement, forms of which are attached hereto as exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release, June 3, 2004.

99.2	Form of loan agreement, June 1, 2004.

99.3	Form of promissory note, June 1, 2004.

99.4	Form of security agreement, June 1, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC.
(Registrant)

Date: June 9, 2004	By:	/s/ Sharon Ellis
Sharon Ellis
Chief Operating and Financial Officer

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